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                                                                    EXHIBIT 23.2



                        CONSENT OF DELOITTE & TOUCHE LLP


        We consent to the incorporation by reference in this Registration Statement of Abaxis, Inc. on Form S-8 of our reports dated April 26, 2001, appearing in the Annual Report on Form 10-K of Abaxis, Inc. for the year ended March 31, 2001.



/s/  Deloitte & Touche LLP

San Jose, California
July 23, 2001